As filed with the Securities and Exchange Commission on June 26, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUTEX HEALTH INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3363609 (I.R.S. Employer Identification No.)

6030 S. Rice Ave, Suite C
Houston, TX 77081
(Address of principal executive offices) (Zip code)

Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan
(Full title of the plan)

Elisa V. Luqman
Chief Legal Officer – SEC
6030 S. Rice Ave, Suite C
Houston, TX 77081
(Name and address of agent for service)

(713) 660-0557
(Telephone number, including area code, of agent for service)

Copies to:

Gislar Donnenberg
Joe Perillo

Locke Lord LLP

600 Travis St., Suite 2800

Houston, Texas 77002

(713) 226-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) by Nutex Health Inc. (the “Company” or the “Registrant”) for the purpose of registering 451,362 additional shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), that were automatically added on January 1, 2024 to the number of shares authorized for issuance under the Nutex Health Inc. Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to an “evergreen” provision, which allows for an annual increase of the overall share limit on the first day of each calendar year beginning on and including January 1, 2024 equal to the lesser of (i) 1% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Company’s board.

Pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-267710) filed by the Registrant on September 30, 2022, and Registration Statement on Form S-8 (File No. 333-273402) filed by the Registrant on July 25, 2023 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 734,263 shares of Common Stock (as adjusted for the Reverse Split of 1 for 15 effected by the Company effective April 10, 2024) under the 2023 Plan. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•	Annual report on Form 10-K for the year ended December 31, 2023, as filed with the Commission on March 29, 2024, and amended on Form 10-K/A as filed with the Commission on April 30, 2024;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 9, 2024;

•	Current reports on Form 8-K filed on January 24, 2024, February 9, 2024, February 15, 2024, February 29, 2024, April 8, 2024, April 11, 2024, May 24, 2024 and June 18, 2024; and

•	The description of the Company’s common stock, par value $.001 per share, contained in Exhibit 4.6 to Nutex’s quarterly report on Form 10-Q for the period ended June 30, 2022, filed on August 22, 2022.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are “furnished” and not “filed” in accordance with the rules of the Commission, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

		Incorporation by Reference (File No. 001-41346)
Exhibit Number	Description	Form	Exhibit	Filing Date

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant.	8-K	3.1	7/5/2023
3.2	Amendment to the Second Amended and Restated Certificate of Incorporation.	8-K	3.1	4/11/2024
3.3	Second Amended and Restated Bylaws.	8-K	3.2	4/4/2022
5.1*	Opinion of Locke Lord LLP
10.2	Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan.	Schedule 14A	Appendix A	5/19/2023
23.1*	Consent of Marcum LLP, independent registered public accounting firm
23.2*	Consent of Locke Lord LLP (contained in Exhibit 5.1)
107*	Filing Fee Table

__________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of June, 2024.

NUTEX HEALTH INC.

By:	/s/ Thomas T. Vo
Thomas T. Vo, M.D. Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Thomas T. Vo, M.D. and Jon C. Bates, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

June 26, 2024	/s/ Thomas T. Vo
Thomas T. Vo
Chief Executive Officer and Chairman of the Board (principal executive officer)

June 26, 2024	/s/ Jon C. Bates
Jon C. Bates
Chief Financial Officer (principal financial officer and principal accounting officer)

June 26, 2024	/s/ Warren Hosseinion
Warren Hosseinion
President and Director

June 26, 2024	/s/ Kelvin Spears
Kelvin Spears
Director

June 26, 2024	/s/ Cheryl Grenas
Cheryl Grenas
Director

June 26, 2024	/s/ Michael L. Reed
Michael L. Reed
Director

June 26, 2024	/s/ Mitchell Creem
Michell Creem
Director
June 26, 2024	/s/ Scott Saunders
Scott Saunders
Director